Exhibit 10.7

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Availent Financial, Inc., a Delaware corporation (herein referred to as the "Company"), and Thomas P. Boyd (herein referred to as the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company recently acquired substantially all of the assets of Broyd, Inc., a Texas corporation ("Seller"), pursuant to the terms of that certain Agreement for Sale and Purchase of Assets (the "Purchase Agreement") by and among the Company, Seller, Caroline D. Brown and Executive; and

     WHEREAS, the mortgage finance marketing service business purchased under the Purchase Agreement is to be operated in the future as a division of the Company under the name of First Texas Residential (the "First Texas Division"); and

     WHEREAS, the Company and Seller have entered into that certain Contingency Payment Agreement dated as of even date herewith (the "Contingency Payment Agreement"); and

     WHEREAS, the parties hereto desire to have the terms and conditions of such employment set forth in this Agreement.

     NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Executive do hereby contract and agree as follows:

     1. Employment. The Company hereby employs the Executive as a Managing Director of the First Texas Division, and any other operations for which the Executive assumes, pursuant to a written document executed by each of the Company and the Executive, operating responsibility in the future (the First Texas Division and any other operations as aforesaid are collectively referred to herein as the "Designated Operations"). The Executive hereby accepts such employment, and agrees to perform the duties and services as herein set forth. Such employment shall continue during the term of this Agreement.

     2. Term. Except in the case of earlier termination as herein specifically provided, the term of this Agreement shall be for a five (5) year period beginning on January 1, 2004, and ending December 31, 2008 (the "Employment Term").

     3.   Compensation.

          (a) Base Compensation. As base compensation for the services of Executive during the term hereof, the Company shall pay the Executive a commission representing seventy percent (70%) of mortgage loan revenue (origination fees, discount fees, volume incentives, yield spread premiums as disclosed on disseminated rate sheets to the Executive by the Company or through the Company, any overages above the required mortgage fees less any third party fees uncollected for including but not limited to credit reports, appraisals, automated underwriting expenses, courier fees) originated and funded by the Executive. The Executive's base compensation shall be paid in accordance with the Company's regular payroll schedule, and may be paid, in whole or in part, by the Parent Corporation, the Company, or any of the subsidiaries or divisions of the Company. The Executive may direct the Company to pay certain portions of the Executive's commission to other parties.


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

          (b) Net Profits. The Company shall pay the Executive 10% of the Net Profits of the Designated Operations for each month on the fifteenth (15) day of the following month. Net Profits means the Designated Operations net profits after income taxes (calculated as if the Designated Operations were a separate taxpaying entity) computed in accordance with generally accepted accounting principles consistently applied except as modified as follows: the Designated Operations Net Profits shall not include (i) any amortization of goodwill arising from the purchase of assets which is subject to the Purchase Agreement or any amortization of goodwill arising out of subsequent acquisitions undertaken through the Designated Operations; (ii) any expenses incurred in connection with the purchase of the assets by the Company; (iii) increased depreciation charges resulting from the step up in basis of the assets as a result of the acquisition; (iv) interest, fees and expenses associated with indebtedness related to the acquisition or associated with any other financings; (v) any charges for any corporate overhead of the Company (including but not limited to legal and other general and administrative expenses and executive compensation) that is not approved in writing by the Executive; (vi) expenses related to the appointment of a new executive or employee to the Designated Operations unless it is approved in writing by the Executive; and
               (vii) any costs of insurance in excess of market costs of the policies without any profit to the Company. The Company shall determine the Net Profits and Funded Gross Dollar Volume (as defined below) within five (5) days following the end of each monthly period. The Company's methodology for determination of the Net Profits and Funded Gross Dollar Volume and the results thereof shall be forwarded to Executive. The Company shall provide Executive with access upon request to the data it used to determine the Net Profits and Funded Gross Dollar Volume including all relevant books and records of the business to the extent required to review the Net Profits and Funded Gross Dollar Volume computation. The Executive shall review the calculation of the Net Profits and Funded Gross Dollar Volume within five (5) days after delivery thereof and notify the Company in writing of any disagreement with such calculation. If within such five (5) days following delivery Executive does not object in writing thereto, then the Company's determination of the Net Profits and Funded Gross Dollar Volume shall be conclusive. If the Executive objects in writing to the Company's computation, then the Company shall pay to the Executive the undisputed amount and the Company and the Executive shall negotiate in good faith and attempt to resolve their disagreement with respect to the disputed amount. Should such negotiation not result in an agreement within ten
               (10) days of receipt by the Company of Executive's objection, then the matter shall be submitted to arbitration by an independent accounting firm of national reputation mutually acceptable to the Company and the Executive (the "Neutral Auditor"). All fees and expenses relating to appointment of a Neutral Auditor and the work, if any, to be performed by such Neutral Auditor will be borne by the Company. If the Company and the Executive are unable to agree on the Neutral Auditor, then either or both of them shall request the American Arbitration Association to appoint the Neutral Auditor. The Neutral Auditor shall deliver to the Company and the Executive a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to Neutral Auditor by the Company and the Executive, or their respective affiliates) of the disputed items within thirty (30) days of receipt of the disputed items, which determination shall be final, binding and conclusive on the parties. The Net Profits and Funded Gross Dollar Volume shall be payable to the Executive within three (3) days following agreement on or determination of the final, binding and conclusive calculation of the Net Profits and Funded Gross Dollar Volume.


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

          (c) Funded Gross Dollar Volume. The Company shall pay the Executive 7 1/2 basis points on the gross dollar volume of the Designated Operations funded each month (the "Funded Gross Dollar Volume"). The consideration shall be paid to the Executive on the fifteenth
               (15) day of the following month.

          (d) Reimbursement. The Company shall pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, upon presentment of appropriate supporting documentation in accordance with the Company's normal policies for expense verification and as necessary to comply with the rules and regulations of the Internal Revenue Service. In addition, the Executive will not be reimbursed for expenses if the and to the extent that the nature and amount of the expenses involved are not in compliance with the policies of the Company in effect at the time.

          (e) Auto Allowance. Executive shall be provided a monthly automobile allowance of $1,250.00 paid monthly in accordance with the Company's usual payroll practices and subject to all regular withholdings.

          (f) Vacation. The Executive shall be entitled each calendar year to three (3) weeks of paid vacation.

          (g) Benefits. In addition to the foregoing compensation to be paid to Executive, the Executive shall be entitled to each of the following during the term of this Agreement (at the Company's expense unless otherwise indicated): (a) health insurance coverage which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Executive, the Executive's spouse and the Executive's children, if any, and which shall contain such benefits and options as shall be made available to other Executives of the Company (the parties acknowledge that the Executive shall be responsible for paying such portion of this coverage as shall be consistent with the Company's policy for its executives in general), (b) the right to participate in any other benefit plans of the Company available to senior management executives of the Company to the extent that the Board of Directors of the Company determines that the Executive shall be a participant in such plan(s), and (c) the right to participate in any stock option plans of the Company if and to the extent that the Board of Directors of the Company determines that the Executive shall be a participant in such plan(s).


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

4. Duties and Services. During the term of this Agreement, the Executive agrees to (a) use commercially reasonable efforts to enhance and develop the best interests and welfare of the First Texas Division, and the Company, (b) use commercially reasonable efforts and skill to advancing and promoting the growth and success of the First Texas Division, and the Company, and (c) perform such duties or render such services as the Board of Directors of the Company may, from time to time, reasonably confer upon the Executive. Notwithstanding anything herein to the contrary, it is understood that the Executive shall have the right to participate, during the term of this Agreement, in the establishment, amendment and implementation of the pricing policies of the First Texas Division.

5.   Termination.

     a. Termination by the Company for Cause. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall mean any of the following events: (i) any act or omission constituting fraud under the laws of the State of Texas or the United States of America, or (ii) a finding of probable cause, or a plea of nolo contendere to, a felony or other crime involving moral turpitude, or (iii) willful misconduct or gross negligence by the Executive of the responsibilities of his position, or (iv) the Executive's engagement in any act of dishonesty or theft within the scope of his employment that, in the good faith judgment of the Board of Directors of the Parent Corporation, will materially injure the business, prospects or reputation of the First Texas Division and/or the Company, or (v) the breach by the Executive of any of the material terms of this Agreement, or (vi) the failure of the Designated Operations to meet the performance goals as a whole established from time-to-time by the Company and Executive, and such failure is not related to economic factors or conditions which are not within the control of Executive. The Board of Directors of the Company shall have the authority, based upon a good faith and reasonable determination, to determine whether or not Executive has complied with the matters covered above, and such determination shall be conclusive; provided, however, it is agreed that the Company will not be entitled to terminate this Agreement for cause pursuant to (iii), (iv) (v) or
          (vi) above unless, prior to such termination, (1) the Executive has received a written reprimand detailing the acts or omissions constituting failure to comply with (iii), (iv), (v) or (vi) above, and (2) the Executive shall have at least thirty (30) days to cure the acts or omissions which constitute violations of (iii), (iv), (v) or
          (vi) above.

     b. Termination by the Company Without Cause. The Company may terminate this Agreement and the Executive's employment at any time, during the term of this Agreement by giving ninety (90) days written notice to the Executive, subject to Paragraph 6 of this Agreement.

     c. Termination by the Executive Without Cause. The Executive may terminate his employment with the First Texas Division at any time by giving ninety (90) days written notice to the Company.

     d. Termination by the Executive for Cause. At any time prior to the end of the Employment Term, the Executive shall have the right, at his sole option and election, by giving written notice of termination to the Secretary of the Company within sixty (60) days after the occurrence of the event that is the basis for the giving of such notice, to terminate the Agreement effective on the date on which such notice is given by the Executive, if, at any time: (i) the Executive shall be removed from (other than by reasons justifying such action by the Company under Section 5(a) hereof) or by agreement between Executive and the Company) the office and position as a Managing Director and not placed by the Company in a lateral or otherwise equivalent position with the same or reasonably equivalent rights, privileges, duties and status; (ii) the Executive is required to relocate to offices outside of Houston, Texas; or (iii) an event of default occurs under the Promissory Note or the Security Agreement executed in connection with the Asset Purchase Agreement and this Agreement is terminated in accordance with Section 10 hereof.


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

     e. Termination Upon Death. The Executive's employment with the First Texas Division shall automatically terminate on the date of the Executive's death if the Executive dies during the term of this Agreement.

     f. Termination Upon Disability. If the Executive is incapacitated by an accident, sickness or otherwise, so as to render him mentally or physically incapable of performing the services required of him pursuant to this Agreement, Executive's employment by the First Texas Division shall terminate thirty (30) days after the day on which an independent physician determines that the Executive is so disabled, and that this Agreement should be terminated by reason of such disability. Notwithstanding the foregoing, (i) the Executive shall be notified in writing if the independent physician determines that the Executive is disabled due to mental or physical health, and (ii) in such event, the Executive shall have the right to contest any determination of disability by the independent physician. In the event that the Executive does contest such determination, such matter shall be resolved by arbitration pursuant to this Agreement.

6.   Severance and Other Payments.

     a. If the Executive's employment pursuant to this Agreement is terminated by the Executive, is terminated for "cause" (as herein defined) or is terminated due to the death or disability (as determined pursuant to paragraph 5(f) of this Agreement) of the Executive, the First Texas Division will pay to Executive all compensation earned by, and all benefits and reimbursements due to, the Executive through the date of termination. Except for the preceding sentence, neither the First Texas Division nor the Company shall be obligated to pay or provide any severance compensation or benefits to the Executive.

     b. If the Executive's employment with the First Texas Division is terminated at any time pursuant to Paragraph 5(b) or (d) of this Agreement, the First Texas Division agrees to (i) pay to Executive all compensation earned by, and all benefits and reimbursements due to, the Executive through the date of termination, and (ii) pay severance compensation to the Executive for a period of twelve (12) months from the date of termination of the Executive's employment with the First Texas Division. Such severance compensation shall be an amount each month equal to the average amount of compensation earned by the Executive, pursuant to the terms of this Agreement during the twelve
          (12) months preceding the month in which this Agreement terminates; provided, that if Executive has been employed by the Company for less than 12 months after the date of this Agreement, then the amount shall be an annualized amount based on the Executive's total salary and bonus for the period of time immediately preceding the termination of his employment.


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     c.   If the Executive's employment is terminated during the term of this
          Agreement, for any reason other than "cause", the Executive shall be entitled to receive a pro rata share (based upon the number of months employed during the calendar year in which employment with the First Texas Division is terminated) of any unpaid bonus or incentive compensation which the Executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved.

7. Working Conditions. During the term of this Agreement, the First Texas Division will provide the Executive with an office and secretarial services.

8. Restrictive Commitments. During the term of this Agreement, and subsequent to the termination of this Agreement (for the time periods below indicated), the Executive shall not, without the prior written consent of the Company, directly or indirectly, whether as a director, officer, employee, agent, consultant or otherwise, engage in any of the activities as below described anywhere in the state of Texas, or within fifty (50) miles of each city in which there is an office of the Designated Operations at the date of termination of this Agreement. During the term of this Agreement and for a one (1) year period of time following the date of termination of this Agreement, the Executive shall not do any of the following: (a) engage in any type of business directly competitive with the Designated Operations in the state of Texas, (b) solicit for employment or hire any individual who was an employee of the First Texas Division, the Company, or the Parent Corporation, or any of the affiliates of such entities, as of the date of termination of such employment or at any time within the twelve (12) months preceding the date of termination of this Agreement, or (c) solicit the mortgage finance marketing service business of any person or entity who is or was a customer, client, agent or representative of any office or offices of the Designated Operations, at the date of termination of this Agreement, or at any time during the twelve
     (12) months preceding the date of termination of this Agreement. In addition, the Executive shall never solicit the mortgage finance marketing service business of any person or entity that is or was a customer, client, agent or representative of Seller on the date of this Agreement, or at any time during the twelve (12) months preceding the date of this Agreement.

     The Executive acknowledges that, in exchange for the execution of the non-competition restrictions above set forth, the Executive has received and will receive substantial and valuable consideration. The Executive agrees that this consideration constitutes fair and adequate consideration for the execution of these non-competition restrictions.

     The Executive agrees that the non-competition restrictions above set forth are ancillary to an otherwise enforceable agreement and supported by independent valuable consideration. The Executive further agrees that the limitations as to time, geographical area and scope of activity to be restrained by these restrictions are reasonable and acceptable and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the First Texas Division and the Company. The Executive further agrees that if, at some later date, a court of competent jurisdiction determines that any of the restrictions set forth in this Paragraph 8 are not reasonable, this Paragraph 8 may be reformed by the court and enforced to the maximum extent permitted under Texas law.


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     If the Executive is found to have violated any of the provisions of this
Paragraph 8, the Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him. It is the intent of this Paragraph 8 that the running of the restrictive period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so that Executive may not profit by his breach.

     Subject to Section 10, the Executive's covenants and obligations under this Paragraph 8 shall survive the termination of this Agreement.

9. Nondisclosure Agreement. The Executive acknowledges that, during the term of this Agreement, employment with the Company, the Executive will be provided with access to confidential and proprietary information of each of the First Texas Division and the Company, and that such information will enable the Executive to benefit from the goodwill and know-how of each of First Texas Division and the Company. The Executive acknowledges and agrees that it is fair and reasonable for the First Texas Division and the Company to take steps to protect the First Texas Division and the Company from the risk of such misappropriation. The Executive acknowledges that he occupies or will occupy a position of trust and confidence with the Company, and that the First Texas Division and the Company will be irreparably damaged if Executive were to breach the covenants set forth in this Paragraph 9. Accordingly, the Executive agrees that the Executive will not, without the prior written consent of the Company, at any time during the term of this Agreement or anytime thereafter, except as may be required by competent legal authority or except as required by the Company to be disclosed in the course of performing the Executive's duties under this Agreement, use or disclose to any person, firm or other legal entity, any confidential records, secrets or information related to the First Texas Division, Company, the Parent Corporation, or any parent, subsidiary or affiliated person or entity (collectively, "Confidential Information"). Confidential Information shall include, without limitation, information about the customer lists, product pricing, data, know-how, processes, ideas, product development, market studies, computer software and programs, database technologies, strategic planning, and risk management as relates to the First Texas Division, the Company and their affiliates. The Executive acknowledges and agrees that all Confidential Information that he may acquire, will be received in confidence and as a fiduciary of the First Texas Division and the Company. The Executive will exercise utmost diligence to protect and guard such Confidential Information. The Executive agrees that he will not, without the express written consent of the Board of Directors of the Company, take with him upon the termination of this Agreement any document or paper, or any photocopy or reproduction or duplication thereof, relating to any Confidential Information.

     Subject to Section 10, the Executive's obligations under this Paragraph 9 shall survive the termination of this Agreement.


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10.  Default under the Promissory Note. Notwithstanding anything to the contrary contained herein, if an event of default occurs under the Promissory Note or Security Agreement executed in connection with the Asset Purchase Agreement and the Seller Parties (as defined in the Asset Purchase Agreement) give notice under Section 6 of the Asset Purchase Agreement to terminate their relationship with the Company, this Agreement shall immediately terminate, including but not limited to the requirements set forth in Sections 8 and 9 (i.e., the restrictive commitments and nondisclosure obligations shall not apply after a termination of this Agreement as a result of an event of default under the Promissory Note or Security Agreement), without any further action by the parties hereto. If this Agreement terminates pursuant to this Section 10, the Company agrees to pay to Executive all compensation earned by, and all benefits and reimbursements due to, the Executive through the date of termination.
     Except as otherwise provided in this Agreement, the Company shall have no further obligations or commitments to the Executive upon termination of this Agreement pursuant to this Section 10.

11. Notices. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below. Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by telegram shall be deemed properly given only when received by the person to whom it is sent.

12.  Miscellaneous.

     a. The terms and provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns. It is understood and agreed that the Company may assign this Agreement (i) to any subsidiary or affiliate of the Company (provided that the Company shall remain liable under this Agreement), or (ii) to an unrelated third party if such third party acquires all or substantially all of the business operations of the First Texas Division or the Company.

     b. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Executive by the First Texas Division. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements are hereby terminated without obligation for any payments otherwise due thereunder. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph 11(b) may not be waived except as herein set forth.

     c. All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid as written, pursuant to the arbitration or judicial proceedings provided for in this Agreement, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.


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     d.   Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement shall be submitted to arbitration in Harris County, Texas, if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the parties to this Agreement shall, within thirty (30) days after this Paragraph 11(d) is invoked, both appoint one person as an arbitrator to hear and determine the dispute, then the two arbitrators so chosen shall, within fifteen (15) days, select a third impartial arbitrator; the majority decision of the arbitrators shall be final and conclusive upon the parties to this Agreement. Each party to the arbitration proceedings shall bear his or its own expenses, except that the expenses of the arbitrators shall be borne equally by the Company and the Executive.

     e. In the event of any litigation between the parties related to the compliance with the terms and conditions of this Agreement, the parties hereto acknowledge and agree that (i) such litigation proceedings must be held in Harris County, Texas, and (ii) the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, reasonable attorneys' fees and expenses incurred in connection with the dispute involved.

     f. This Agreement has been made under and shall be governed by the laws of the State of Texas.

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                           [SIGNATURE PAGE TO FOLLOW]






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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of December 31, 2003.

                                    COMPANY:

                                    AVAILENT FINANCIAL, INC.


                                    By:  /s/ Patrick A. McGeeney
                                         ----------------------------------
                                             Patrick A. McGeeney, President


                                    Address: 2720 Stemmons Freeway
                                             South Tower
                                             Suite 600
                                             Dallas, TX  75207

                                     EXECUTIVE:


                                     By: /s/ Thomas P. Boyd
                                         ----------------------------------
                                             Thomas P. Boyd

                                     Address:     ______________________
                                                  ______________________





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